Exhibit 4a

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made as of the 28th day of February, 2005, by and between MERRILL LYNCH VALUE OPPORTUNITIES FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Adviser").

                              W I T N E S S E T H:

      WHEREAS, the Fund intends to engage in business as a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Fund desires to retain the Investment Adviser to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:

                                    ARTICLE I

                        Duties of the Investment Adviser

      The Fund hereby employs the Investment Adviser to act as a manager and investment adviser of the Fund and to furnish, or arrange for its affiliates to furnish, the management and


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investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

      (a) Management Services. The Investment Adviser shall perform, or arrange for its affiliates to perform, the management and administrative services necessary for the operation of the Fund pursuant to a separate administration agreement (the "Administration Agreement").

      (b) Investment Advisory Services. The Investment Adviser shall provide, or arrange for its affiliates to provide, the Fund with such investment research, advice and supervision as the latter from time to time may consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Articles of Incorporation and the By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objective, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Investment Company Act, as amended (the "Prospectus" and "Statement of Additional



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Information," respectively). The Investment Adviser shall make decisions for the
Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors and as set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

      (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities including without limitation, affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the

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Investment Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, such other person or entity must be (i) an affiliate of the Investment Adviser, (ii) retained at the Investment Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

      (d) Notice Upon Change in Partners of the Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       Allocation of Charges and Expenses

      (a) The Investment Adviser. The Investment Adviser shall provide the staff and personnel necessary to perform its obligations under this Agreement, shall assume and pay or cause to be paid all expenses incurred in connection with the maintenance of such staff and personnel, and, at its own expense, shall provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof. The Investment Adviser shall pay, or cause affiliates to pay, compensation of all officers of the Fund and all Directors of the Fund who are affiliated persons of the Investment Adviser or any sub-adviser, or an affiliate of the Investment Adviser or any sub-adviser.



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      (b) The Fund. The Fund assumes, and shall pay or cause to be paid, all other expenses of the Fund (except for the expenses paid by the Distributor) including, without limitation: redemption expenses, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, stock certificates, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, dividend disbursing agent and registrar, expenses of portfolio transactions, Securities and Exchange Commission fees, expenses of registering shares under federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, mailing, and other expenses properly payable by the Fund. It also is understood that if the Investment Adviser or any of its affiliates provide accounting services to the Fund, the Fund will reimburse the Investment Adviser and its affiliates for their costs in providing such accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of Fund shares.

                                   ARTICLE III

                     Compensation of the Investment Adviser

      (a) Investment Advisory Fee. For the services rendered, the facilities furnished and the expenses assumed by the Investment Adviser, the Fund shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information, at the annual rate of 0.50 of 1.0% of the average daily net assets of the Fund not exceeding $1 billion;



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0.475 of 1.0% of that portion of the average net assets of the Fund in excess of
$1 billion but not exceeding $1.5 billion; and 0.45 of 1.0% of that portion of the average net assets of the Fund in excess of $1.5 billion commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein. During any period when the determination of net asset value is suspended by the Board of Directors, the average net asset value of a share for the day prior to such suspension shall for this purpose be deemed to be the net asset value of each succeeding day until it is again determined.

      (b) Expense Limitations. In the event the operating expenses of the Fund, including amounts payable to the Investment Adviser pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised, lowered or waived from time to time, the Investment Adviser shall reduce its management and advisory fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto)



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paid or payable by the Fund; and further provided that the Investment Adviser shall not be required to reduce its management and advisory fee or reimburse the Fund under this Article III to the extent the Investment Adviser or an affiliate of the Investment Adviser so reduces the fee to be paid by the Fund, or so reimburses the Fund, under the Administration Agreement. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Investment Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Adviser's fee shall be applicable.

                                   ARTICLE IV

                Limitation of Liability of the Investment Adviser

      The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Investment Adviser and of such affiliates.

                                    ARTICLE V

                      Activities of the Investment Adviser

      The services of the Investment Adviser to the Fund are not to be deemed to be exclusive; the Investment Adviser and any person controlled by or under common control with the



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Investment Adviser (for purposes of this Article V referred to as "affiliates")
are free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners, and shareholders or otherwise, and that directors, officers, employees, partners, and shareholders of the Investment Adviser and of its affiliates are or may become similarly interested in the Fund, and that the Investment Adviser and directors, officers, employees, partners, and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

      This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser, on sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment.

                                   ARTICLE VII

                           Amendment of this Agreement

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Fund, including a majority of those



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Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Fund.

                                  ARTICLE VIII

                          Definitions of Certain Terms

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.



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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                   MERRILL LYNCH VALUE OPPORTUNITIES FUND, INC.



                                   By: /s/ Donald C. Burke
                                       -----------------------------------------
                                       Name:  Donald C. Burke
                                       Title: Vice President

                                   FUND ASSET MANAGEMENT, L.P.

                                   By: PRINCETON SERVICES, INC.,
                                       General Partner

                                   By: /s/ Donald C. Burke
                                       -----------------------------------------
                                       Name:  Donald C. Burke
                                       Title: Senior Vice President


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